UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

EZENIA! INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25882	04-3114212
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

14 Celina Drive, Suite 17-18 Nashua, NH	03063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 589-7601

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2011, the size of the Board of Directors of Ezenia! Inc. (the “Company”) was increased from seven (7) to eight (8) directors, and Samuel A. Kidston was appointed as a Class II director, to hold office until the 2012 Annual Meeting of Stockholders or until his earlier resignation or removal.  The appointment of Mr. Kidston as a director was pursuant to that certain Settlement Agreement, dated June 30, 2010 (the “Settlement Agreement”), among the Company, North & Webster Value Opportunities Fund, LP (“NW Fund”), North & Webster, LLC, Mr. Kidston and James Bussone.  The Settlement Agreement provided NW Fund with the right to appoint Mr. Kidston to the Board in the event that the Company did not meet the revenue and operating income targets in its operating budget for fiscal year 2010 (the “Operating Budget”).  While the Company has not completed its year-end review procedures, it has determined that the targets in the Operating Budget will not be achieved.  A summary of the Settlement Agreement is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2010 (the “Current Report”).  Such summary is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Settlement Agreement, which was filed as Exhibit 10.1 to the Current Report.

There are no family relationships between Mr. Kidston and any of the directors or executive officers of the Company and the Company is not aware of any related-person transaction or series of transactions required to be disclosed under the rules of the SEC.  Mr. Kidston has not been appointed to any Board committees at this time.

In connection with his appointment, Mr. Kidston will receive a stock option grant of 35,000 shares, of which 7,000 shares are immediately exercisable and 7,000 shares will vest annually over the next four years.  For his service on the Board and any committees of the Board, Mr. Kidston will otherwise receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and its committees.  Mr. Kidston may also enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and executive officers and the form of which has been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Date: January 14, 2011	By:	/s/ Thomas J. McCann
	Name:	Thomas J. McCann
	Title:	Chief Financial Officer